UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 18, 2008

Date of Report (Date of earliest event reported)

 Commission File Number: 000-28915

Sonoran Energy, Inc.

(Exact name of registrant as specified in its charter)

Washington, United States

(State or other jurisdiction of incorporated organization)

13-4093341

(I.R.S. Employer ID Number)

14180 Dallas Parkway, Ste. 400, Dallas, TX, 75224

(Address of principal executive offices) (Zip Code)

214-389-3480

(Issuers telephone number)

N/A

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities

On June 18, 2008, Sonoran Energy, Inc. (the "Company") completed the first part of the placement of a series of 3-year notes which carry a ten percent (10%) interest rate per annum and are convertible at a price of $0.10 per share.  Interest on the notes is due and payable upon maturity.  Two investors have tendered a total of one million dollars ($1,000,000) for these notes.  These notes were issued under the exemptions provided by Section 4(2) of the Securities Act of 1933 and Regulation S.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description
4.27	Form of 10% Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2008

SONORAN ENERGY, INC.

/s/ Peter Rosenthal

Peter Rosenthal

President and Chief Executive Officer